CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-75503 on Form N-1A of our reports dated June 17, 2022, relating to the financial statements and financial highlights of Empower Funds, Inc. (formerly, Great-West Funds, Inc.) (the “Funds”), including Empower Core Strategies: Flexible Bond Fund (formerly, Great-West Core Strategies: Flexible Bond Fund), Empower Core Strategies: Inflation-Protected Securities Fund (formerly, Great-West Core Strategies: Inflation-Protected Securities Fund), Empower Core Strategies: International Equity Fund (formerly, Great-West Core Strategies: International Equity Fund), and Empower Core Strategies: U.S. Equity Fund (formerly, Great-West Core Strategies: U.S. Equity Fund), appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended April 30, 2022, and to the references to us under the heading “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
August 26, 2022